EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Jones Apparel Group, Inc.
New York, New York

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated January 31, 2003 relating to the consolidated financial statements and schedule of Jones Apparel Group, Inc. and subsidiaries appearing in Jones Apparel Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ BDO SEIDMAN, LLP

New York, New York
June 12, 2003